UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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☑	Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)

Sellers Capital LLC
Sellers Capital Master Fund, Ltd.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December 10, 2008
Dear fellow shareholder of Premier Exhibitions, Inc.:
Our firm, Sellers Capital LLC (“Sellers Capital”), is the largest shareholder of Premier Exhibitions, Inc. (“Premier”), holding approximately 16.3% of Premier’s outstanding shares. On November 21, 2008, we announced that we will be soliciting shareholders to elect four independent directors to fill vacancies on Premier’s Board of Directors.
We are an investor that believes Premier has excellent growth potential and opportunities to unlock shareholder value that are currently not being maximized.
The time for change is now.
Sellers Capital is proposing a slate of independent and knowledgeable directors to fill the four vacancies on Premier’s Board. The four directors being proposed by Sellers Capital are Christopher J. Davino, William M. Adams, Jack Jacobs and Bruce Steinberg. All have significant turnaround experience.
We want to hear from you. Please call us today.
Through The Altman Group, our proxy solicitor, we have established a toll-free number for investors to call if they would like more information. That number is 866-828-6934. If you own shares of Premier, we invite you to call this toll-free number and give us your name and contact information so that we may contact you when the solicitation begins.
Sellers Capital expects to mail definitive consent solicitation materials in early January after the SEC responds to its preliminary consent solicitation statement, which was filed with the SEC on December 5, 2008.
Information about the solicitation
Sellers Capital LLC and its affiliates are the beneficial owners of 4,778,399 shares of common stock of Premier, representing approximately 16.3% of the company’s outstanding shares, based upon the 29,284,999 shares of common stock reported by Premier to be outstanding as of October 6, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on October 10, 2008.
Sellers Capital, certain of its affiliates and its nominees to the board will be the participants in the solicitation of consents. Shareholders of Premier should read the definitive consent solicitation statement of Sellers Capital when it becomes available because it will contain important information relating to the solicitation of consents and its nominees to the Premier board. Shareholders will be able to obtain a copy of the definitive consent solicitation statement free of charge from the SEC’s website located at www.sec.gov or from Sellers Capital or The Altman Group.
Sincerely,
/s/ Mark A. Sellers III
Mark A. Sellers III
Managing Member, Sellers Capital LLC
311 South Wacker Drive, Suite 925            Chicago, Illinois 60606            P (312) 775-1300            F (312) 775-1310